PEET'S COFFEE & TEA, INC.
                             KEY EMPLOYEE AGREEMENT

     This Key Employee Agreement ("Agreement") is entered into as of the 6th day of May, 2002 by and between Patrick J. O'Dea ("Executive") and PEET'S COFFEE & TEA, INC. (the "Company"), a Washington corporation.

     WHEREAS, the Company desires to employ Executive to provide personal services to the Company, and wishes to provide Executive with certain compensation and benefits in return for his services;

     WHEREAS, the Company has adopted the Peet's Coffee & Tea Key Employee Severance Benefit Plan (the "Key Employee Plan") and the Peet's Companies, Inc. Change of Control Option Acceleration Plan (the "Option Acceleration Plan"); and

     WHEREAS, Executive wishes to be employed by the Company and provide personal services to the Company in return for certain compensation and benefits, including the benefits provided under the Key Employee Plan and the Option Acceleration Plan, as modified herein;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1.     EMPLOYMENT  BY  THE  COMPANY.

     1.1 TITLES AND RESPONSIBILITIES. Subject to terms set forth herein, the Company agrees to employ Executive in the positions of President and Chief Executive Officer and Executive hereby accepts employment effective as of the date set forth above (the "Effective Date"). Executive shall work at the Company's Emeryville, California offices. During his employment with the Company, Executive will devote his best efforts and substantially all of his business time and attention (except for vacation periods as set forth herein and reasonable periods of illness or other incapacity permitted by the Company's general employment policies) to the business of the Company.

     1.2 EXECUTIVE POSITIONS. Executive will serve in an executive capacity and shall perform such duties as are customarily associated with his positions, consistent with the Bylaws of the Company as now constituted and as reasonably required by the Company's Board of Directors (the "Board").

     1.3 COMPANY EMPLOYMENT POLICIES. The employment relationship between the parties shall also be governed by the general employment policies and practices of the Company, including those relating to protection of confidential information and assignment of inventions, except that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or practices, this Agreement shall control.

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2.     COMPENSATION.

     2.1 SALARY. For services to be rendered hereunder, Executive shall receive a monthly base salary of $35,000 ($420,000 annualized), less payroll withholdings and required deductions, payable on a biweekly basis. Executive will be considered for annual increases in base salary, as determined in the sole discretion of the Board or the Compensation Committee of the Board (the "Compensation Committee").

     2.2  EQUITY  COMPENSATION.

          (A) STOCK OPTION GRANT. Subject to the approval of the Board, the Company shall grant a stock option to Executive to purchase 300,000 shares of the common stock of the Company, subject to the terms and conditions of the Company's 2000 Equity Incentive Plan and the corresponding Stock Option Agreement issued to Executive (the "Option"). The Option shall vest over four (4) years with twenty-five percent (25%) of the shares subject to the Option vesting on the first anniversary of the Effective Date and the remaining seventy-five percent (75%) of the shares vesting in equal monthly amounts thereafter. The exercise price of the Option shall be equal to the market closing price of the underlying common stock on the trading day before the date of grant. It is intended that the Option will qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (an "ISO") to the maximum extent permissible.

          (B) PERFORMANCE - BASED STOCK OPTION GRANT. Subject to the approval of the Board, the Company shall grant a nonstatutory stock option to Executive to purchase 300,000 shares of the common stock of the Company, subject to the terms and conditions of the Company's 2000 Equity Incentive Plan and the corresponding Stock Option Agreement issued to Executive (the "Performance-based Option"). The exercise price of the Performance-based Option shall be equal to the market closing price of the underlying common stock on the trading day before the date of grant. The Performance-based Option is not intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. One hundred percent (100%) of the shares subject to the Performance-based Option shall vest on December 31, 2008; provided, however, that the vesting of the Performance-based Option shall accelerate as follows:

               (I) 100,000 shares subject to the Performance-based Option shall vest:

                    (1) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $30.00 per share (adjusted for post-grant splits), if such milestone is achieved after the second anniversary of the date of grant but on or before December 31, 2006; or

                    (2) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $30.04 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2007; or

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                    (3)  on  the  twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $34.24 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2008.

               (II) 100,000 shares subject to the Performance-based Option shall vest:

                    (1) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $30.00 per share (adjusted for post-grant splits), if such milestone is achieved after the second anniversary of the date of grant but on or before December 31, 2006; or

                    (2) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $34.94 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2007; or

                    (3) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $41.05 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2008.

               (III) 100,000 shares subject to the Performance-based Option shall vest:

                    (1) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $30.00 per share (adjusted for post-grant splits), if such milestone is achieved after the second anniversary of the date of grant but on or before December 31, 2006; or

                    (2) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $40.46 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2007; or

                    (3) on the twentieth (20th) market trading day out of any twenty-five (25) consecutive market trading days that the daily market closing price of the Company's common stock is at or above $48.96 per share (adjusted for post-grant splits), if such milestone is achieved during calendar year 2008.

     2.3 OTHER BENEFITS. Executive shall accrue vacation at a rate of four (4) weeks per year, subject to any Company policy regarding maximum accrual of vacation. The Company shall reimburse Executive for financial planning expenses, up to a maximum of ten thousand dollars ($10,000) per year. Executive must provide adequate proof of expenses incurred. In addition, Executive shall be entitled to all rights and benefits for which he is eligible under the

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terms and conditions of the standard Company benefits and compensation practices which may be in effect from time to time and provided by the Company to its executives generally.

     2.4 SEVERANCE AND CHANGE OF CONTROL PLANS. Except as modified in, or inconsistent with, this Agreement, Executive is eligible for participation in, and subject to the obligations and benefits pursuant to, the Key Employee Plan and the Option Acceleration Plan (attached hereto as Exhibits A and B, respectively). Subject to the terms and conditions of the Key Employee Plan and this Agreement, Executive shall be eligible to receive the benefits listed in the Key Employee Plan's Schedule of Benefits for the Company's Chief Executive Officer, including participation in an outplacement program for up to six (6) months after a Covered Termination, at a cost not exceeding ten thousand dollars ($10,000), provided, however, that the provider of such outplacement program must be reasonably acceptable to the Company and Executive must provide the Company adequate proof of the expenses incurred.

     2.5 INDEMNIFICATION AND INSURANCE. The Company shall indemnify Executive for all actions taken in his capacity as a director, officer, agent and employee of the Company, to the fullest extent permitted by applicable law. In the event the Company offers any of its officers or directors a written indemnification agreement, it shall also offer to Executive the opportunity to enter into a like agreement.

3.     CONFIDENTIAL  INFORMATION,  RIGHTS  AND  DUTIES.

     3.1 CONFIDENTIAL INFORMATION. Executive specifically agrees that he shall not at any time, either during or subsequent to the term of the Employee's employment with the Company, in any fashion, form or manner, either directly or indirectly, unless expressly consented to in writing by the Company, use, divulge, disclose or communicate to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, including, but not limited to, the Company's sales and marketing methods, programs and related data, or other written records used in the Company's business; the Company's computer processes, programs and codes; the names, addresses, buying habits or practices of any of its clients or customers; compensation paid to other employees and independent contractors and other terms of these employment or contractual relationships; or any other confidential information of, about or concerning the business of the Company, its manner of operations, or other data of any kind, nature or description. The parties to this Agreement hereby stipulate that, as between them, the above information and items are important, material and confidential trade secrets that affect the successful conduct of the Company's business and its good will, and that any breach of any term of this section is a material breach of this Agreement.

     3.2 COMPANY PROPERTY. Executive agrees that all office equipment, credit cards, entry cards, identification badges, keys, notebooks, documents, memoranda, reports, files, samples, books, correspondence, records, business plans, forecasts, financial information, specifications, agreements, lists or other written and graphic records, and the like, including tangible or intangible computer programs, records and data, affecting or relating to the business of the Company, that Executive might prepare, use, construct, observe, possess or control (including copies thereof, in while or in part), shall be and shall remain the Company's sole property (collectively "Company Property"). Upon the termination of Executive's employment,

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or  upon  the  Company's request, Executive shall return all Company Property in his  possession  or  control.

     3.3 NON-INTERFERENCE. The parties acknowledge that any wrongful interference with the Company's business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by Executive during the term of his employment, or by Executive or any of Executive's agents after the term of Executive's employment shall be a material breach of this Agreement.

     3.4 REMEDIES. Executive's duties under this Section 3 shall survive termination of Executive's employment with the Company. The parties acknowledge that a remedy at law for any breach or threatened breach by Executive of the provisions of this Section 3 would be inadequate, and agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

4.     OUTSIDE  ACTIVITIES.

     4.1 ACTIVITIES. Except with the prior written consent of the Board, Executive will not during his employment with the Company undertake or engage in any other employment, occupation or business enterprise, other than ones in which Executive is a passive investor. Upon receiving Board approval, Executive may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of his duties hereunder.

     4.2 INVESTMENTS AND INTERESTS. Executive agrees not to acquire, assume or participate in, directly or indirectly, any material position, investment or interest known by him to be adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

     4.3 NON-COMPETITION. During his employment by the Company, except on behalf of the Company, Executive will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by him to compete directly with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company.

5.     TERMINATION  OF  EMPLOYMENT.

     5.1 AT-WILL EMPLOYMENT. Executive's employment relationship with the Company is at-will. Either Executive or the Company shall have the right to terminate Executive's employment with the Company at any time, with or without Cause (as defined in the Key Employee Plan), and with or without advance notice.

     5.2 TERMINATION FOR CAUSE, DEATH OR DISABILITY OR VOLUNTARY TERMINATION. If the Company terminates Executive's employment at any time for Cause, or if Executive's employment is terminated due to his death or Disability (as defined in the Key Employee Plan), or if Executive voluntarily terminates his employment other than due to a "Voluntary Termination with Good Reason" (as defined in the Key Employee Plan), Executive's salary shall cease on the date of termination, and Executive will not be entitled to severance pay, pay in lieu

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of  notice  or  any  other  such compensation or benefits, other than payment of salary and vacation accrued through the date of termination and other benefits as expressly required in such event by applicable law or the terms of applicable benefit plans. Executive's stock options shall cease vesting on the date of termination and shall be exercisable under the terms of the Company's 2000 Equity Incentive Plan and the corresponding Stock Option Agreements issued to Executive.

     5.3 SEVERANCE BENEFITS. In the event (i) the Company terminates Executive's employment without Cause or if Executive terminates his employment due to a Voluntary Termination with Good Reason or (ii) Executive's employment is terminated in a Change of Control Termination (as defined in the Key Employee
Plan), Executive shall be eligible for the severance benefits provided pursuant to a Covered Termination (if (i)) or pursuant to a Change of Control Termination (if (ii)), as applicable, under the Key Employee Plan (as identified in the Key Employee Plan's Schedule of Benefits for the Company's Chief Executive Officer), subject to Executive's signing and making effective a Release Agreement as set forth in Section 9 below.

     5.4 CESSATION. If Executive violates any provision of Sections 3, 7 or 8 of this Agreement, any severance payments or other benefits being provided to Executive will cease immediately, and Executive will not be entitled to any further compensation from the Company.

6.     CHANGE  OF  CONTROL.

     6.1 DEFINITION. Notwithstanding the definition of Change of Control contained in Section 7(e) of the Key Employee Plan or Section 3 of the Option Acceleration Plan, as applied to Executive for purposes of this Agreement, the Key Employee Plan and the Option Acceleration Plan, "Change of Control" shall mean the occurrence of any of the following: (i) a sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation involving the Company in which the Company is not the surviving corporation and the shareholders of the Company immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or comparable successor rules) of the securities of the surviving corporation (excluding any shareholders who possessed a beneficial ownership interest in the surviving corporation prior to the completion of such transaction); (iii) a reverse merger involving the Company in which the Company, is the surviving corporation but the shares of common stock of the Company (the "Common Stock") outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Company, immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rules) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (v) in the event that the individuals who, as of the Effective Date,

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are  members  of the Company's Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least fifty percent (50%) of the Company's Board of Directors. (If the election, or nomination for election by the Company's shareholders, of any new member of the Company's Board of Directors is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Company's Board of Directors shall be considered as a member of the Incumbent Board.)

     6.2  CHANGE  OF  CONTROL ACCELERATION. In the event of a Change of Control,
Executive shall be eligible for accelerated vesting of his stock options as described in the Option Acceleration Plan, subject to Executive's signing and making effective a Release Agreement in a form acceptable to the Company.

     6.3 PARACHUTE PAYMENTS. In the event that the severance, acceleration of stock options and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute "parachute payments" within the meaning of
Section 28OG (as it may be amended or replaced) of the Internal Revenue Code of 1986, as amended or replaced (the "Code") and (ii) but for this Section 6.3, would be subject to the excise tax imposed by Section 4999 (as it may be amended or replaced) of the Code (the "Excise Tax"), then Executive's benefits hereunder shall be either

          (A)  provided  to  Executive  in  full,  or

          (B) provided to Executive only as to such lesser extent which would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Executive on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under the Excise Tax. Unless the Company and Executive otherwise agree in writing, any determination required under this Section 6.3 shall be made in writing in good faith by the Company's independent public accountants (the "Accountants"). In the event of a reduction in benefits hereunder, Executive shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section 6.3, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 6.3. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this
     Section  6.3.

7.     RESTRICTIVE  COVENANT.

     In the event Executive's employment with the Company is terminated due to a Change in Control Termination (as such term is defined in the Key Employee
Plan), then for two (2) years immediately following the termination date, Executive shall not, without first obtaining the prior written approval of the Company, directly or indirectly engage or prepare to engage in the coffee business in any way or in any place, or directly or indirectly engage or prepare to engage in any other activities in competition with the Company, or accept employment or establish a business

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relationship  with  a  business engaged in or preparing to engage in competition with the Company, in any geographical location in which the Company as of the termination date either conducts or plans to conduct business. If Executive violates this Section 7, it is agreed that any severance benefits otherwise due to be received by Executive after such violation will immediately cease, and further that (a) despite the cessation of such benefits, the release provided by Executive in connection with such benefits will remain in full force and effect and (b) the Company's remedy of cessation of payment of severance benefits to Executive is non-exclusive.

8.     NONSOLICITATION.

     While employed by the Company, and for two (2) years immediately following the termination of Executive's employment, Executive shall not to directly or through others solicit, attempt to solicit, induce, or otherwise cause any employee or independent contractor or consultant to terminate his or her relationship with the Company in order to become an employee, consultant or independent contractor to or for any other person or entity. For two (2) years immediately following the termination of Executive's employment, Executive shall not directly or indirectly solicit (for a business competitive with the Company) the business of any customer of the Company which at the time of the termination of Executive's employment or one (1) year immediately prior thereto was listed on the Company's customer list. If Executive violates this Section 8, it is agreed that any severance benefits otherwise due to be received by Executive after such violation will immediately cease, and further that (a) despite the cessation of such benefits, the release provided by Executive in connection with such benefits will remain in full force and effect and (b) the Company's remedy of cessation of payment of severance benefits to Executive is non-exclusive.

9.     RELEASE.

     Prior to receiving any of the severance benefits set forth in Sections 5.3 and 6.2 of this Agreement, Executive shall execute and make effective a Release Agreement substantially in the form attached hereto as Exhibit C (the "Release") after his termination of employment. Unless the Release is executed and made effective by Executive and delivered to the Company within twenty-one (21) days after the termination of Executive's employment with the Company, Executive shall not receive any severance benefits from the Company. Additionally, unless the Release is executed and made effective by Executive and delivered to the Company within twenty-one (21) days after the termination of Executive's employment with the Company, the acceleration of Executive's Options as provided in this Agreement shall not apply and Executive's Options in such event may be exercised following the date of Executive's termination only to the extent provided under their original terms in accordance with the Company's 2000 Equity Incentive Plan (or other applicable stock option plan), the corresponding Stock Option Agreement issued to Executive.

10.     GENERAL  PROVISIONS.

     10.1 NOTICES. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile transmission or the third day after mailing by first class mail, to the Company at its primary office location and to Executive at his address as listed on the Company payroll.

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     10.2 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

     10.3 WAIVER. If either party should waive any breach of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

     10.4 COMPLETE AGREEMENT. This Agreement, together with Key Employee Plan and the Option Acceleration Plan, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between Executive and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation other than those expressly contained herein, and it cannot be modified or amended except in a writing signed by the Executive and a duly authorized member of the Board.

     10.5 COUNTERPARTS. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

     10.6 HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

     10.7 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors, assigns, heirs, executors and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company, which shall not be withheld unreasonably.

     10.8 ATTORNEYS' FEES. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees and costs incurred in connection with such action.

     10.9 ARBITRATION. To provide a mechanism for rapid and economical dispute resolution, Executive and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration held in San Francisco, California and conducted by Judicial Arbitration & Mediation Services/Endispute ("JAMS"), or its successor, under its then-existing Rules and Procedures. EXECUTIVE ACKNOWLEDGES THAT BY AGREEING TO THIS ARBITRATION PROCEDURE, BOTH EXECUTIVE AND THE COMPANY WAIVE THE RIGHT TO RESOLVE ANY SUCH DISPUTE THROUGH A TRIAL BY JURY OR JUDGE OR ADMINISTRATIVE PROCEEDING. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such

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relief  as  would  otherwise  be  permitted  by  law;  and  (b)  issue a written arbitration decision including the arbitrator's essential findings and conclusions and a statement of the award. The arbitrator shall be authorized to award any or all remedies that Executive or the Company would be entitled to seek in a court of law. The Company shall pay all JAMS' arbitration fees in excess of those which would be required if the dispute were decided in a court of law. Nothing in this Section 10.9 is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

     10.10 GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California as applied to contracts made and to be performed entirely within California.

     10.11 CLAIMS, INQUIRIES AND APPEALS. Notwithstanding any of the time periods set forth in Sections 10(b), 10(c) and 10(d) of the Key Employee Plan relating to written notice periods for denial of claims, extension of time for review of claims, appeal period for request of review of denial, period of review by Plan Administrator upon request of review, and extension of time for review of denial, all such time periods for purposes of this Agreement and for purposes of the Key Employee Plan (with respect to application of the same for Executive), shall be thirty (30) days.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

PEET'S  COFFEE  &  TEA,  INC.

By:  /s/  Christopher  P.  Mottern
     -----------------------------
          Christopher  P.  Mottern
          President  and  Chief  Executive  Officer

Date:  May  6,  2002

ACCEPTED  AND  AGREED

PATRICK  J.  O'DEA

By:  /s/  Patrick  J.  O'Dea
     -----------------------

Date:  May  6,  2002

Exhibit  A  -  Peet's  Coffee  &  Tea  Key  Employee  Severance  Benefit  Plan

Exhibit  B  -  Peet's Companies, Inc. Change of Control Option Acceleration Plan

Exhibit  C  -  Release  Agreement

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                                    EXHIBIT A
            PEET'S COFFEE & TEA KEY EMPLOYEE SEVERANCE BENEFIT PLAN
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                                    EXHIBIT B
        PEET'S COMPANIES, INC. CHANGE OF CONTROL OPTION ACCELERATION PLAN

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                                    EXHIBIT C
                                RELEASE AGREEMENT
I understand that my employment with Peet's Coffee & Tea, Inc. (the "Company") terminated effective _____________________, ____ (the "Separation Date"). The Company has agreed that if I choose to sign this Release Agreement ("Release"), the Company will pay me certain severance benefits (minus the standard withholdings and deductions) pursuant to the terms of the Key Employee Agreement entered into as of the _____ day of May, 2002 between myself and the Company (the "Agreement"). I understand that I am not entitled to such benefits unless I sign this Release, and it becomes fully effective. I understand that, regardless of whether I sign this Release, the Company will pay me all of my accrued salary and vacation through the Separation Date, to which I am entitled by law.

In consideration for the severance benefits I am receiving under the Agreement, as described therein, I hereby agree to release the Company and its officers, directors, agents, attorneys, employees, shareholders, parents, subsidiaries, affiliates, successors, and assigns, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known or unknown, suspected and unsuspected, disclosed and undisclosed, liquidated or contingent, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release, including but not limited to: any and all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the conclusion of that employment; claims or demands related to salary, bonuses, commissions, incentive payments, stock, stock options, or any ownership or equity interests in the Company, vacation pay, personal time off, fringe benefits, expense reimbursements, severance benefits, or any other form of compensation; claims pursuant to any federal, any state or any local law, statute, common law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Employee Retirement Income Security Act; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; misrepresentation; defamation; libel; emotional distress; and breach of the implied covenant of good faith and fair dealing.

In releasing claims unknown to me at present, I am waiving all rights and benefits under Section 1542 of the California Civil Code, and any law or legal principle of similar effect in any jurisdiction: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

I understand that if I am forty (40) years of age or older as of the Separation Date this paragraph will apply and this Release will not be effective until the ADEA Effective Date, defined below. I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"). I also acknowledge that the consideration given for the waiver in the above paragraph is in addition to anything of value to which I was already entitled. I have been advised by this

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writing, as required by the ADEA that: (a) my waiver and release do not apply to any claims that may arise after my signing of this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days within which to consider this Release (although I may choose to voluntarily sign this Release earlier); (d) I have seven (7) days after I sign this Release to revoke it; and (e) this Release will not be effective until the eighth day after this Release has been signed by me (the "ADEA Effective Date").

I understand that if I am less than forty (40) years of age as of the Separation Date, the immediately preceding paragraph will not apply and this Release will be effective on the date I execute and return it to the Company.

I  accept  and  agree  to  the  terms  and  conditions  stated  above:

Date                                                PATRICK  J.  O'DEA

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